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                                                                    Exhibit 23.1





               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and 1994 Non-Employee Directors' Stock Option Plan of AxyS Pharmaceuticals, Inc., formerly known as Arris Pharmaceutical Corporation, of our report dated February 10, 1997 with respect to the consolidated financial statements of Arris Pharmaceutical Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP


Palo Alto, California
January 20, 1998